UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 11, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

     Item 5.02   Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

The Company has appointed Pat Ward as Vice President and Chief Financial Officer effective May 1, 2008 replacing Jean Blackwell who will become Executive Vice President of Corporate Responsibility and Chief Executive Officer of the Cummins Foundation.  Ward, age 44, is currently Vice President and Engine Business Controller.  A copy of the Company's press release including previous positions and offices Mr. Ward has held with the Company is attached hereto.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     (d) Exhibits

99.1      Press release dated March 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2008

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Contact:
Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

March 5, 2008

Jean Blackwell appointed CEO of Cummins Foundation;
Pat Ward named Chief Financial Officer of Cummins

COLUMBUS, IND. -- Cummins Inc. (NYSE: CMI) today announced that Jean Blackwell, the Company's Chief Financial Officer, has been named Executive Vice President of Corporate Responsibility and Chief Executive Officer of the Cummins Foundation. Pat Ward, currently Vice President and Engine Business Controller, will become the Chief Financial Officer, effective May 1.

"In her new role, Jean will help us re-define Cummins' commitment to corporate responsibility, which is critical to our success in this period of significant growth both in the U. S. and around the world," said Tim Solso, Cummins Chairman and CEO. "Jean's new position also provides her with the opportunity to make a direct and significant impact on the communities where Cummins operates, which is very meaningful to her at this stage in her career and one of the primary reasons she joined Cummins 11 years ago."

Blackwell has been with the Company since 1997 and has served in various roles including General Counsel and Vice President - Human Resources. Prior to joining Cummins, she was a partner with the law firm of Bose McKinney & Evans in Indianapolis. She also previously served as Budget Director for the State of Indiana and Executive Director of the State Lottery Commission.

Ward has held a number of finance leadership positions in the Company over the last 20 years. He joined Cummins in 1987 as a member of the finance team for Cummins Generator Technologies and moved to the Fuel Systems operation as Controller in 1995. In 1996, he joined Corporate Finance as Director - Business Planning and Analysis. He became Director - Finance and Information Technology for Consolidated Diesel Company in 1998, and in 2000 was named Controller for Cummins Filtration, then known as Fleetguard. He became Power Generation Controller in 2003 and transferred to the Engine Business in 2005. He was named a Cummins Vice President in 2006.

"Both of these individuals are extremely talented and well qualified for their new positions," Solso said. "We are excited to have them in these critical roles."

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.